Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Richard J. O’Neil, Jr.
President and Chief Executive Officer
Telephone:	(617) 387-1110

ECB Bancorp, Inc. Increases Maximum Purchase Limitations

EVERETT, MASSACHUSETTS, June 21, 2022 – ECB Bancorp, Inc. (the “Company”), the proposed holding company for Everett Co-operative Bank (the “Bank”), has increased the maximum purchase limitations in the stock offering being conducted in connection with the Bank’s mutual to stock conversion. The maximum purchase limitations have increased from 35,000 shares ($350,000) to 55,000 shares ($550,000) for individual purchasers and from 50,000 shares ($500,000) to 70,000 shares ($700,000) for purchasers acting together with others, in all categories of the offering combined. Consistent with the prospectus dated May 13, 2022, as supplemented by the prospectus supplement dated June 21, 2022, only those persons who subscribed for the maximum purchase limit in the subscription offering (which expired June 15) (“Maximum Subscribers”) will be resolicited. Supplemental stock order forms are being distributed to Maximum Subscribers. A properly completed supplemental stock order form for any increased order, together with full payment of immediately available funds, will be due (not postmarked) by 2:00 p.m., Eastern Time, on June 29, 2022. All other eligible subscribers who properly completed and timely submitted a stock order form in the subscription offering will be allocated the number of shares of common stock requested on their stock order form.

The completion of the conversion and offering remains subject to, among other things, selling a minimum of 7,862,500 shares of the Company’s common stock.

A Stock Information Center is open to handle any inquiries regarding the new limitations. The Stock Information Center’s telephone number is (877) 821-5783. Hours of operation are from 10:00 a.m. to 4:00 p.m., Monday through Friday, except bank holidays.

Keefe, Bruyette & Woods, Inc. is assisting the Company in selling its common stock in the offering on a best-efforts basis.

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the failure to obtain final regulatory approvals for the proposed conversion and related stock offering, delays in obtaining such approval, or adverse conditions imposed in connection with such approvals; those related to the real estate and economic environment, particularly in the market areas in which the Bank operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s prospectus filed with the SEC on May 20, 2022, as supplemented by the prospectus supplement dated June 21, 2022.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

A registration statement, including a prospectus and prospectus supplement, relating to the stock offering of the Company’s common stock has been filed with the United States Securities and Exchange Commission (“SEC”). This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering and any community offering, an accompanying stock order form or supplemental stock order form). Prospective purchasers of the Company’s common stock are urged to read the prospectus, including the prospectus supplement because it contains important information. Investors are able to obtain all documents filed with the SEC by the Company free of charge at the SEC’s website, www.sec.gov.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.